Supplementary Agreement

This Supplementary Agreement (**Supplementary Agreement II**) is made and entered into as of May 22, 2008 in the People's Republic of China (**PRC**)

by and among:

(1) **China Yellow River Television Station (Party A)**, a PRC television station with its registered address at No. 318, Yingze Avenue, Taiyuan City, Shanxi Province; and

(2) **Advertising Networks Limited** (广告网络有限公司)(**Party B**), a company established under the laws of Hong Kong (as defined below) with its contact address at 12/F, Ruttonjee House, 11 Duddell ST, Central, Hong Kong..

(Party A and Party B are each hereinafter individually referred to as a **Party** and collectively referred to as the **Parties**).

Whereas the Parties entered into a Framework Agreement (**Framework Agreement**) on 26 January 2008, a **Supplementary Agreement on** 18 April 2008 in regard to the closing date stated in the **Framework Agreement (Supplementary Agreement I)**, with regard to those matters that have not been stipulated in the Framework Agreement, the Parties hereby further agree as follows:

Article 1

According to Article 1 of **Supplementary Agreement I**, the Closing should take place on 26 May 2008. However, based on the mutual agreement of the Parties, the Parties agree that the Closing Date shall be extended to 26 June 2008, and if necessary, may be further extended upon mutual agreement. The parties shall bear no liabilities under the Framework Agreement or **Supplementary Agreement I** arising out of or from the postponement of the Closing Date under this Supplementary Agreement **II**.

Article 2

This **Supplementary Agreement II** has the same effectiveness as the Framework Agreement and **Supplementary Agreement I**. Unless otherwise provided herein, the terms here shall have the same meaning as those set forth in the **Framework Agreement** and **Supplementary Agreement I**. Where there is a conflict between the Framework Agreement or **Supplementary Agreement I** and this **Supplementary Agreement II**, this **Supplementary Agreement II** shall prevail.

Article 3

This **Supplementary Agreement II** shall be governed by and interpreted in accordance with PRC law.

Article 4

All disputes arising from or in connection with this **Supplementary Agreement II** shall be resolved by friendly consultation between the Parties. If any dispute cannot be resolved in the above manner within 30 days after the commencement of consultations, either Party may submit the dispute to China International Economic Trade Arbitration Commission for arbitration. The award shall be final and binding on both Parties.

Article 5

This **Supplementary Agreement II** has been drafted in the Chinese language and shall be executed in 2 sets of originals, with each Party retaining 1 set.

[The space below has been intentionally left blank.]

IN WITNESS THEREOF, both Parties have authorized their respective representatives to execute this Supplementary Agreement on the date written above.

Party A:	**Party B:**
China Yellow River Television Station	**Advertising Networks Limited**
Signed By : ________________	Signed By : ________________
Name :	Name :
Title :	Title :

本"补充协议二"经"双方"之正式授权代表于文首所示之日签署，以昭信守。

甲方：

中国黄河电视台

签署：
姓名：
职务：

乙方：

广告网络有限公司（Advertising Networks Limited）

For and on behalf of
Advertising Networks Li...
廣告網絡有限公...

签署：
姓名：
职务：

Authorised Signat...